UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2022

WESTERN ACQUISITION VENTURES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41214	86-3720717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Broadway, 12th Floor

New York, New York 10004

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 310-740-0710

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one Warrant to acquire one-half of a share of Common Stock	WAVSU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	WAVS	The Nasdaq Stock Market LLC
Warrants	WAVSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2022, Ali Jahangiri resigned as a member of the Board of Directors (“Board”) of Western Acquisition Ventures Corp. (the “Company”). Mr. Jahangiri was an independent director who also served as a member of the Company’s Compensation Committee and as Chair of its Nominating Committee. His resignation applied to all such roles, effective immediately. Mr. Jahangiri’s decision to resign was based on his desire to have more time to pursue other professional interests, not the result of any disagreements with the Board, the Company, or any Executive Officer on matters related to the Company’s operations, policies, or practices.

The Company currently has no plans to fill the vacancy left on the Board by Mr. Jahangiri’s departure, though the Board has made appointments to fill the vacancies his departure left on the Company’s Compensation Committee and on its Nominating Committee. The appointments were made in accordance with such committees’ respective charters, which are available on the Company’s website at www.westernacquisitionventures.com.

In connection with Mr. Jahangiri’s resignation, the Board appointed existing directors Ade Okunubi and Doctor Robin L. Smith as of April 4, 2022 to serve as a member of the Company’s Compensation Committee and as Chair of the Nominating Committee, respectively. Each of Mr. Okunubi and Dr. Smith is an independent director under Nasdaq Rule 5606(a)(2). Mr. Okunubi currently serves on our Company’s Nominating Committee and chairs the Audit Committee. Dr. Smith currently serves on our Audit Committee and chairs the Compensation Committee.

There was not at the time of such appointments, nor is there currently, any understanding or agreement between any person and either of Mr. Okunubi or Dr. Smith pursuant to which either was selected to serve on the Company’s Compensation Committee or Nominating Committee. The information required by Item 404(a) of Regulation S-K as it pertains to Mr. Okunubi and Dr. Smith was furnished with the Company’s Annual Report on Form 10-K, filed as of March 31, 2022. There is no material plan, contract, or arrangement to which Mr. Okunubi or Dr. Smith is a party or participant, or that is triggered in connection with their appointment or other triggering events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ACQUISITION VENTURE CORP.

	By:	/s/ William Lischak
	Name:	William Lischak
	Title:	Chief Financial Officer
Date: April 7, 2022